SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2004

Swank, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure

        As previously announced, as of September 30, 2003 the Company was not in compliance, and it continues to not be in compliance, with the financial covenant (minimum earnings before interest, taxes, depreciation, and amortization, or EBITDA), contained in the Company's loan and security agreement with Congress Financial Corporation (New England). The Company and the lender have entered into an agreement, as extended, under which the bank lender has agreed, among other things, not to take action with respect to the Company's non-compliance with this covenant, and, on the terms set forth in the letter agreement and in the loan and security agreement, to continue to make loans to the Company. A copy of the letter agreements are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3 and are incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Agreement dated February 4, 2004 between the Company and Congress Financial Corporation (New England).

	99.2	Agreement dated March 9, 2004 between the Company and Congress Financial Corporation (New England).

	99.3	Agreement dated March 19, 2004 between the Company and Congress Financial Corporation (New England).

	99.4	Press Release of the Company dated March 25, 2004.
Item 12.	Results of Operations and Financial Condition.

        On March 25, 2004, Swank, Inc. (the "Company") issued a press release announcing its financial results for its fiscal year ended December 31, 2003. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

        The information contained in this Current Report on Form 8-K (other than the information set forth above under Item 5) is being furnished to the Commission, shall not be considered "filed" with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, shall not be subject to the requirements of Item 10 of Regulation S-K, and shall not be incorporated by reference into any registration statement, proxy statement, or other report under the Securities Act of 1933, as amended, or under the Exchange Act, except as specifically set forth in such statement or report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2004	SWANK, INC.

By: /s/ Jerold R. Kassner

Jerold R. Kassner, Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement dated February 4, 2004 between the Company and Congress Financial Corporation (New England).

99.2	Agreement dated March 9, 2004 between the Company and Congress Financial Corporation (New England).

99.3	Agreement dated March 19, 2004 between the Company and Congress Financial Corporation (New England).

99.4	Press Release of the Company dated March 25, 2004.